Clean Vision Corporation Subsidiaries

Clean-Seas Incorporated

Incorporated: DE

FEIN: 85-0526784

State Entity #: 7908700

Clean-Seas West Virginia

Incorporated: WV

FEIN: 92-3247592

State Entity #: 2444-1316

Clean-Seas Arizona, INC.

Incorporated: AZ

FEIN: 93-2417848

State Entity #: 23425048

Clean-Seas NEWAYGO, INC.

Incorporated: MI

FEIN: 92-2772800

State Entity #: 803000594

EcoCell, INC.

Incorporated: NV

FEIN: 88-1694928

State Entity #: E21526732022-8

Endless Energy, INC.

Incorporated: NV

FEIN: 87-4423127

State Entity #: E19516792021-9